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                                                                    EXHIBIT 23.1







              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the use of our report dated January 30, 1997, (except for paragraph 2 of Note 1, as to which the date is January 30, 1998), included in the Annual Report on Form 10-KSB of Protein Polymer Technologies, Inc. for the year ended December 31, 1996 with respect to the financial statements, as amended, included in this Form 10-KSB/A.



                                                               ERNST & YOUNG LLP




San Diego, California
February 2, 1998